UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, California	94105
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:   (415) 788-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 29, 2015, CAI Rail Inc., (the "Company"), a wholly-owned subsidiary of CAI International, Inc., entered into a Multi-Year Railcar Order (the "Agreement") with Trinity North America Freight Car, Inc. and Trinity Tank Car, Inc. (collectively, "Trinity").  Under the Agreement, the Company commits to purchase 2,000 railcars of various types for use on the North American rail system.  The specific type and quantity of railcars will be confirmed during the term of the Agreement, but the total investment is expected to be in excess of $200 million.  The Agreement contains a delivery schedule that allows for the delivery of railcars in 2016, 2017 and 2018.  The Agreement also includes various other provisions that detail the individual prices for the railcars, adjustments to purchase prices, warranties, car types, car specifications and limitations of liability.

Item 7.01.   Regulation FD Disclosure.

On July 1, 2015, CAI International, Inc. issued a press release regarding the Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

              99.1   Press release issued by CAI International, Inc. dated July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI International, Inc.
(Registrant)

July 1, 2015	/s/ Timothy B. Page
(Date)	Timothy B. Page Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by CAI International, Inc. dated July 1, 2015.